Exhibit 99.1
Terayon Communication Systems Receives Delisting Notice from NASDAQ
Company Expects to Begin Trading on the Pink Sheets
Santa Clara, California – April 3, 2006 – Terayon Communication Systems, Inc. (NASDAQ: TERNE) today announced that the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to de-list Terayon’s securities from The NASDAQ National Market effective as of the opening of business on Tuesday, April 4, 2006. As previously announced, Terayon had communicated to the Panel that it would not be able to restate its financial statements for the fiscal year ended December 31, 2004, the four quarters of fiscal 2004 and the first two quarters of fiscal 2005 by the March 31, 2006 deadline set by the Panel, nor would Terayon be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, or the proxy statement for the 2005 annual shareholders’ meeting by the deadline.
     “Terayon is committed to regaining compliance with all SEC reporting requirements in a timely manner. We continue to work diligently to resolve our accounting issues and complete and file our financial reports,” said Jerry Chase, Terayon’s CEO. “Other than our ongoing operating leases, we are debt-free with sufficient cash, and our management team remains focused on the business, managing daily operations, executing against our plans and delivering to our customers’ requirements.”
     Terayon expects that quotations for its common stock will appear in the Pink Sheets, and effective with the move to the Pink Sheets, Terayon expects that its trading symbol will be TERN.PK. Terayon intends to appeal the Panel’s decision to the NASDAQ Listing and Hearing Review Council (the “Review Council”); however, this appeal will not stay the ruling of the Panel. There can be no assurances that the Review Council will grant Terayon’s appeal.

Terayon Communication Systems Receives Delisting Notice from NASDAQ

About Terayon
Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
About Pink Sheets LLC
Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the Over-the-Counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com.
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Press Contact:	Investor Contact:
Rebecca West AtomicPR (415) 402-0230 rebecca@atomicpr.com	Kirsten Chapman / Moriah Shilton Lippert/Heilshorn & Associates (415) 433-3777 moriah@lhai-sf.com
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information contained in this press release, the matters discussed in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to Terayon’s financial condition, cash balances and liquidity, Terayon’s ability to complete the

Terayon Communication Systems Receives Delisting Notice from NASDAQ restatement and regain compliance with SEC reporting and NASDAQ listing requirements, any submission of a notice of appeal to the NASDAQ Listing and Hearing Review Council (the “Review Council”) and the success of any such appeal; any potential re-listing of the Company’s securities on The NASDAQ National Market, and the trading of Terayon’s common stock on the Pink Sheets. There can be no assurance as to when Terayon’s subsequent processes, such as the restatement of its annual and quarterly financial results, the audit and review, as applicable, of its annual and quarterly financial statements, the filing of its Forms 10-K and 10-Q and compliance with SEC reporting and NASDAQ listing requirements, will be completed, that the Review Council will grant the Company’s appeal, that the circumstance of the restatement will not result in a finding of a material weakness in the Company’s internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation and audit of the consolidated financial statements, that adjustments for other periods will not be required, the need for and effective implementation of any related corrective actions, and the ability of our independent auditors to complete the restatements. In addition, our financial results, liquidity and stock price may suffer as a result of the previously announced restatement, the de-listing of our common stock by NASDAQ, any subsequent action by NASDAQ and the trading of Terayon’s common stock on the Pink Sheets, the extent to which market makers for our stock exist and quote our stock on the Pink Sheets, the cost of completing the restatement and, if necessary, the re-audit of the Company’s financial statements, the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward, disagreement by any of the parties to the proposed settlement of the pending class action litigation, the ongoing SEC investigation, any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatement of the Company’s financial statements or the de-listing of our common stock from NASDAQ, adverse changes in economic, business, competitive, technological and regulatory factors and trends, the review and application of the Company’s accounting processes, policies and procedures, and additional uncertainties related to accounting. Actual outcomes and results may differ materially from what is expressed, forecasted, or implied in any forward-looking statement. Additional information concerning these and other risk factors affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the Securities and Exchange Commission, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.